EXHIBIT 32.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO 18 U.S.C. SECTION 1350

In connection with the Quarterly Report of Isle of Capri Casinos, Inc. (the “Company”) on Form 10-Q for the period ended October 27, 2013 as filed with the Securities and Exchange Commission on the date hereof (the “Quarterly Report”), I, Dale R. Black, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, that:

(1) The Quarterly Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: December 5, 2013	/s/ Dale R. Black
Dale R. Black
Chief Financial Officer